Exhibit 99.2

Revvity, Inc. and Subsidiaries
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements presented herein have been prepared in accordance with Article 11 of Regulation S-X and are based upon the Company’s audited consolidated financial statements for the year ended December 28, 2025 and the unaudited consolidated financial statements for the six months ended July 5, 2026 and certain assumptions, as set forth in the notes to unaudited pro forma condensed consolidated financial statements, that the Company believes are reasonable. On July 31, 2026, the Company entered into a definitive agreement to divest its Immunodiagnostics business in China (“China IDX”). The unaudited pro forma condensed consolidated balance sheet is presented as if the sale had been completed on July 5, 2026 and the unaudited pro forma condensed consolidated statements of operations are presented as if the sale had been completed on December 30, 2024. The pro forma adjustments presented herein are based on estimates and certain information that is currently available and may change as additional information becomes available. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results of operations or the financial position that would have resulted had the sale of China IDX been completed at the beginning of or as of the periods presented, nor is it indicative of the results of operations in future periods or the future financial position of the Company.

Revvity, Inc. and Subsidiaries
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JULY 5, 2026

(In thousands)	Historical	Disposition and Pro Forma Adjustments		Pro Forma

Current assets:
Cash and cash equivalents	$1,022,943	$8,166	(a), (b)	$1,031,109
Accounts receivable, net	709,175	(86,671)	(a)	622,504
Inventories, net	378,502	(7,142)	(a)	371,360
Other current assets	187,101	56,522	(a), (b)	243,623
Total current assets	2,297,721	(29,125)		2,268,596

Property, plant and equipment, net	456,251	(14,173)	(a)	442,078
Operating lease right-of-use assets, net	150,945	(4,232)	(a)	146,713
Intangible assets, net	2,224,001	(127,675)	(a)	2,096,326
Goodwill	6,607,802	(35,000)	(a)	6,572,802
Other assets, net	309,114	44,794	(a), (b)	353,908
Total assets	$12,045,834	$(165,411)	(a)	$11,880,423

Current liabilities:
Current portion of long-term debt	$572,156	$—		$572,156
Accounts payable	165,740	(3,679)	(a)	162,061
Accrued expenses and other current liabilities	538,461	3,741	(a)	542,202
Total current liabilities	1,276,357	62		1,276,419

Long-term debt	2,633,094	$—		2,633,094
Long-term liabilities	771,359	(33,490)	(a), (b)	737,869
Operating lease liabilities	136,266	(2,915)	(a)	133,351
Total liabilities	4,817,076	(36,343)		4,780,733

Total stockholders' equity	7,228,758	(129,068)	(a), (b)	7,099,690
Total liabilities and stockholders' equity	$12,045,834	$(165,411)		$11,880,423

PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS

	Six Months Ended July 5, 2026				Six Months Ended June 29, 2025
(In thousands, except per share data)	Historical	Disposition and Pro Forma Adjustments		Pro Forma	Historical	Disposition and Pro Forma Adjustments		Pro Forma

Revenue	$1,440,806	$(42,785)	(c)	$1,398,021	$1,385,046	$(75,801)	(c)	$1,309,245

Cost of revenue	636,285	(24,243)	(c)	612,042	616,944	(38,754)	(c)	578,190
Selling, general and administrative expenses	532,458	(26,943)	(c)	505,515	498,245	8,904	(c), (d)	507,149
Research and development expenses	106,861	(177)		106,684	106,867	—		106,867

Operating income from continuing operations	165,202	8,578		173,780	162,990	(45,951)		117,039

Interest income	(11,563)	28	(c)	(11,535)	(18,426)	31	(c)	(18,395)
Interest expense	47,708	—		47,708	45,901	—		45,901
Change in fair value of investments	9,455	—		9,455	(1,118)	—		(1,118)
Other expense, net	6,079	488	(c)	6,567	15,601	(1,305)	(c)	14,296

Income from continuing operations, before income taxes	113,523	8,062		121,585	121,032	(44,677)		76,355

Provision for income taxes	19,149	(1,335)	(c)	17,814	24,141	(477)	(c), (d)	23,664

Income from continuing operations	94,374	9,397		103,771	96,891	(44,200)		52,691

Loss from discontinued operations	(1,836)	—		(1,836)	(706)	—		(706)

Net income	$92,538	$9,397		$101,935	$96,185	$(44,200)		$51,985

Diluted earnings per share:
Income from continuing operations	$0.84			$0.93	$0.82			$0.44

Loss from discontinued operations	(0.02)			(0.02)	(0.01)			(0.01)

Net income	$0.82			$0.91	$0.81			$0.43

Weighted average diluted shares of common stock outstanding	111,746			111,746	118,882			118,882

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS

	Twelve Months Ended December 28, 2025
(In thousands, except per share data)	Historical	Disposition and Pro Forma Adjustments		Pro Forma

Revenue	$2,856,051	$(164,552)	(c)	$2,691,499

Cost of revenue	1,291,686	(99,558)	(c)	1,192,128
Selling, general and administrative expenses	991,890	(26,688)	(c), (d)	965,202
Research and development expenses	215,840	—		215,840

Operating income from continuing operations	356,635	(38,306)		318,329

Interest income	(31,103)	76	(c)	(31,027)
Interest expense	92,185	—		92,185
Change in fair value of investments	11,456	—		11,456
Other expense, net	15,820	(2,765)	(c)	13,055

Income from continuing operations, before income taxes	268,277	(35,617)		232,660

Provision for income taxes	28,394	2,307	(c), (d)	30,701

Income from continuing operations	239,883	(37,924)		201,959

Income from discontinued operations	1,318	—		1,318

Net income	$241,201	$(37,924)		$203,277

Diluted earnings per share:
Income from continuing operations	$2.06			$1.73

Income from discontinued operations	0.01			0.01

Net income	$2.07			$1.74

Weighted average diluted shares of common stock outstanding	116,595			116,595

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.Pro Forma Adjustments

(a) To eliminate all historical assets and liabilities of China IDX.
(b) To reflect a potential consideration from the sale of China IDX of $140 million, which includes certain liabilities to be transferred and excludes certain contingent consideration.
(c) To eliminate the historical revenues and expenses of China IDX.
(d) Includes the loss on the probable disposition of China IDX of $42 million, including tax impacts.